REQUEST FROM CLIENT TO PREDECESSOR AUDITOR TO RELEASE INFORMATION TO SUCCESSOR AUDITOR

August 28, 2012

Parker Randall

ROOM 201, 2/F., TWO GRAND TOWER

625 NATHAN ROAD, MONGKOK HONG KONG

Dear Parker,

We have engaged MJF & Associates to audit our financial statements and the effectiveness of internal control over financial reporting for the year ended December 31, 2011. In connection with their audit, they would like to make inquiries of you and examine your work-papers for the audit of our financial statements and effectiveness of internal control over financial reporting for year ended December 31, 2010. You are hereby authorized to respond to their requests fully and without limitation.

Please allow our auditors to copy any information needed from files related to our financial statements and related matters that they request, unless deemed proprietary. We will reimburse you for the reproduction costs.

We have represented to our auditors that we have paid in full for all services rendered by you to date and that we are not involved with your firm in any disputes about auditing procedures, accounting principles, or similarly significant items. Miguel Figueroa, Managing Partner of MJF & Associates will contact you directly to schedule the review.

Respectfully,

/s/ Daniel Mckinney
Daniel Mckinney, CEO
Asia Properties, Inc.